UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016 (March 10, 2016)

Blue Sphere Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262
(Address of principal executive offices) (Zip Code)

704-909-2806
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its wholly-owned subsidiaries, unless the context clearly requires otherwise.

Item 1.01

Entry into a Material Definitive Agreement.

On March 10, 2016, we entered into a Share Sale and Purchase Agreement (the “Share Sale and Purchase Agreement”) with Voltape Ltd., a company incorporated in Israel (“Voltape”). Pursuant to the Share Sale and Purchase Agreement, we agreed to sell, and Voltape agreed to purchase, 6,860 ordinary shares of Quickcharge Pte. Ltd., a company incorporated in Singapore (“Quickcharge”), such shares representing our entire interest in Quickcharge. In consideration for the shares of Quickcharge, Voltape has agreed to pay USD $100,000 to the Company in two equal installments, the first due upon the closing of the transaction and the remainder due within 90 days thereafter, along with certain expenses. The closing of the transaction was subject to specified conditions precedent.

In satisfaction of a condition precedent to the closing of the Share Sale and Purchase Agreement, on March 13, 2016, we entered into a License Termination Agreement (the “Termination Agreement”) with Nanyang Technological University. The Termination Agreement terminates the License Agreement (the “License Agreement”), dated October 30, 2014, between the Company and Nanyang Technological University.

The Company previously entered into the License Agreement concerning certain technology related to fast charging batteries, and founded Quickcharge to develop and commercialize such technology. The Company has entered into the Share Sale and Purchase Agreement and Termination Agreement to divest its interests in this technology and focus on its core businesses.

The foregoing descriptions of the Share Sale and Purchase Agreement and Termination Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Share Sale and Purchase Agreement and Termination Agreement filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On March 27, 2016, we completed the sale of our shares in Quickcharge to Voltape, and Voltape paid the Company USD $50,000, pursuant to the Share Sale and Purchase Agreement. The information in Item 1.01 pertaining to the terms of the transaction, assets and parties involved, and nature and amount of consideration is incorporated herein by reference in its entirety.

Item 8.01

Other Events.

Previously, on October 12, 2015, our Board of Directors designated the following three committees of the Board: an audit committee, a finance committee and an administration and management committee. A description of the committees and committee members can be found in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on January 13, 2016.

On March 27, 2016, the Board ratified the designation of the committees and adopted and approved a charter to govern the audit committee (the “Audit Committee Charter”) and a charter to govern the finance committee (the “Finance Committee Charter”). A copy of the Audit Committee Charter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Finance Committee Charter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1	Share Sale and Purchase Agreement, dated March 10, 2016, between Blue Sphere Corporation and Voltape Ltd.

10.2	License Termination Agreement, dated March 13, 2016, between Blue Sphere Corporation and Nanyang Technological University

99.1	Audit Committee Charter of Blue Sphere Corporation

99.2	Finance Committee Charter of Blue Sphere Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: March 29, 2016	By:	/s/ Shlomi Palas
	Name:	Shlomi Palas
	Title:	President and Chief Executive Officer